Exhibit 8.1

December 19, 2017

Pyxis Tankers Inc.

59 K. Karamanli Street

Maroussi 15125 Greece

Re: Pyxis Tankers Inc.

Ladies and Gentlemen:

We have acted as Marshall Islands tax counsel to Pyxis Tankers Inc., a Marshall Islands corporation (the “Company”), in connection with the Company’s registration statement on Form F-3 (File No.              ) (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) and as thereafter amended or supplemented, relating to the registration for resale under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of an aggregate 2,400,000 shares of the Company’s common stock, par value $0.001 per share held by the selling shareholders named in the Prospectus (defined below).

In formulating our opinion, we have examined such documents as we have deemed appropriate, including the Registration Statement and the prospectus contained therein (the “Prospectus”). We have also obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

Based on the facts as set forth in the Registration Statement and in particular, on the representations, covenants, assumptions, conditions and qualifications described in the section entitled “Tax Considerations—Non-U.S. Tax Consequences,” we hereby confirm that the opinions of Seward & Kissel LLP and discussions of Marshall Islands tax matters expressed in the Registration Statement in the section entitled “Tax Considerations—Non-U.S. Tax Consequences” accurately state our views as to the tax matters discussed therein.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us in the section entitled “Tax Considerations—Non-U.S. Tax Consequences” in the Registration Statement, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP